August 20, 1996


VIA FACSIMILE MAIL

4949 Marbrisa Limited
Partnership              The Balcor Company       Daniel J. Perlman, Esq.
c/o The Balcor Company   2355 Waukegan Road       Katten Muchin & Zavis
2355 Waukegan Road       Suite A200               Suite 2100
Suite A200               Bannockburn, IL  60015   525 W. Monroe Street
Bannockburn, IL  60015   Attn.:  Al  Lieberman    Chicago, IL  60661
Attn.:  Ilona Adams

     Re:  Agreement of Sale, dated as of the 16th day of July, 1996
          (the "Agreement") between 4949 Marbrisa Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Marbrisa Apartments, Tampa, Florida (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests that the Closing Date, as such term is defined in Section 9 of the Agreement, be changed from August 30, 1996 to September 19, 1996. Please acknowledge Seller's acceptance of this modification to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.

     Furthermore, this letter shall serve as the Extension Notice as such term is defined in the letter agreement, dated July 16, 1996, between Seller and Purchaser.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/  Shelley L. Dunck
                              ------------------------------------
                                   Shelley L. Dunck
                                   Vice President













Approved and Accepted this 21 day of August, 1996

4949 MARBRISA LIMITED PARTNERSHIP, an Illinois limited partnership

By:  4949 Marbrisa of Illinois, Inc., an Illinois corporation


     By:   /s/ Jerry M. Ogle
          ----------------------------------
     Name:     Jerry M. Ogle
          ----------------------------------
     Title:    Vice President and Secretary
          ----------------------------------
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